UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.  )

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to § 240.14a-12

Rani Therapeutics Holdings, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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RANI THERAPEUTICS HOLDINGS, INC.
2051 Ringwood Avenue
San Jose, California 95131
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 28, 2025
Dear Stockholder:
You are cordially invited to attend the Annual Meeting of Stockholders of RANI THERAPEUTICS HOLDINGS, INC., a Delaware corporation (the “Company”). The meeting will be held on Wednesday, May 28, 2025 at 8:00 a.m. Pacific Time. To facilitate stockholder participation in the Annual Meeting, the Annual Meeting will be held through a live webcast at www.virtualshareholdermeeting.com/RANI2025. You will not be able to attend the meeting in person. The meeting will be held for the following purposes:
1.	To elect the Board’s eight nominees for director, to serve until the next annual meeting and their successors are duly elected and qualified.
2.
To ratify the selection by the Audit Committee of the Board of Directors of CBIZ CPAs P.C. as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2025.

3.	To conduct any other business properly brought before the meeting.
These items of business are more fully described in the Proxy Statement accompanying this Notice.
This year's Annual Meeting will be held virtually through a live webcast. You will be able to attend the Annual Meeting and vote during the live webcast by visiting www.virtualshareholdermeeting.com/RANI2025 and entering the 16-digit Control Number included in your Notice of Internet Availability or in the instructions that you received via email. Please refer to the additional logistical details and recommendations in the accompanying proxy statement. You may log-in beginning at 7:45 a.m. Pacific Time, on May 28, 2025.
The record date for the Annual Meeting is April 2, 2025. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.
By Order of the Board of Directors

Talat Imran
Chief Executive Officer

San Jose, California
April 16, 2025
You are cordially invited to attend the meeting online. Whether or not you expect to attend the meeting, please complete, date, sign and return the proxy mailed to you, or vote over the telephone or the internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. Even if you have voted by proxy, you may still vote online if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

RANI THERAPEUTICS HOLDINGS, INC.
2051 Ringwood Avenue
San Jose, California 95131
PROXY STATEMENT
FOR THE 2025 ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 28, 2025

MEETING AGENDA

Proposals	Page	Voting Standard	Board Recommendation
Election of Directors	6	Plurality of voting power of shares present virtually or represented by proxy and entitled to vote on the matter	For each director nominee

Ratification of the selection of CBIZ CPAs P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025	16	Majority of the voting power of shares present virtually or represented by proxy and entitled to vote on the matter	For

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Why did I receive a notice regarding the availability of proxy materials on the internet?
Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board of Directors of Rani Therapeutics Holdings, Inc. (sometimes referred to as “Rani Holdings”, and together with its subsidiary, Rani Therapeutics, LLC (“Rani LLC”), as “us”, “our, “we” and the “Company”) is soliciting your proxy to vote at the 2025 Annual Meeting of Stockholders, including at any adjournments or postponements of the meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.
We intend to mail the Notice on or about April 16, 2025 to all stockholders of record entitled to vote at the annual meeting.
Will I receive any other proxy materials by mail?
We may send you a proxy card, along with a second Notice, on or after April 26, 2025.
How do I attend the annual meeting?
To facilitate stockholder participation in the annual meeting, the annual meeting will be held through a live webcast at www.virtualshareholdermeeting.com/RANI2025. You will not be able to attend the annual meeting in person. If you attend the annual meeting online, you will be able to vote at www.virtualshareholdermeeting.com/RANI2025.
You are entitled to attend the annual meeting if you were a stockholder as of the close of business on April 2, 2025, the record date, or hold a valid proxy for the meeting. To be admitted to the annual meeting, you will need to visit www.virtualshareholdermeeting.com/RANI2025 and enter the 16-digit Control Number found next to the label “Control Number” on your Notice of Internet Availability, proxy card or voting instruction form, or in the email sending you the Proxy Statement. If you are a beneficial stockholder, you should contact the bank, broker or other institution where you hold your account well in advance of the meeting if you have questions about obtaining your control number.
Whether or not you participate in the annual meeting, it is important that you vote your shares.
We encourage you to access the annual meeting before it begins. Online check-in will start approximately 15 minutes before the meeting on May 28, 2025.
What if I cannot find my Control Number?
Please note that if you do not have your Control Number and you are a registered stockholder, you will be able to login as a guest. To view the meeting webcast visit www.virtualshareholdermeeting.com/RANI2025 and register as a guest. If you login as a guest, you will not be able to vote your shares during the meeting.
If you are a beneficial owner (that is, you hold your shares in an account at a bank, broker or other holder of record), you will need to contact that bank, broker or other holder of record to obtain your Control Number prior to the annual meeting.
Will a list of record stockholders as of the record date be available?
A list of our record stockholders as of the close of business on the record date will be made available to stockholders during the meeting at www.virtualshareholdermeeting.com/RANI2025. In addition, for the ten days prior to the annual meeting, the list will be available for examination by any stockholder of record for a legally valid purpose at our corporate headquarters during regular business hours. To access the list of record stockholders beginning May 18, 2025 and until the meeting, stockholders should email secretary@ranitherapeutics.com.
Where can we get technical assistance?
If you have difficulty accessing the meeting, there will be technical support telephone numbers on the log in page at www.virtualshareholdersmeeting.com/RANI2025.

For the annual meeting, how do we ask questions of management and the board?
Stockholders may submit questions that are relevant to our business in advance of the annual meeting. If you are a stockholder, you may submit a question in advance of the meeting by emailing your question to secretary@ranitherapeutics.com or sending a letter with your question to Rani Therapeutics Holdings, Inc., Secretary, 2051 Ringwood Avenue, San Jose, CA 95131. You must put “Annual Meeting Question” in the subject line or at the top of the letter, and state your full name and whether you hold shares as a stockholder of record or beneficial owner. To be considered, questions must be received by the Company on or before 11:59 p.m. Eastern Time on May 18, 2025. Questions pertinent to meeting matters will be addressed through prepared remarks at the annual meeting.
If I miss the annual meeting, will there be a copy posted online?
Yes, a replay of the annual meeting webcast will be available at www.virtualshareholdermeeting.com/RANI2025 for one year.
Who can vote at the annual meeting?
Only stockholders of record at the close of business on April 2, 2025 will be entitled to vote at the annual meeting. On the record date, there were 33,570,253 shares of Class A common stock outstanding and entitled to vote and 23,971,852 shares of Class B common stock outstanding and entitled to vote.
Stockholder of Record: Shares Registered in Your Name
If on April 2, 2025 your shares were registered directly in your name with Rani Holdings’ transfer agent, Equiniti Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote online at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to vote by proxy over the telephone, vote by proxy through the internet or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If on April 2, 2025, your shares were held, not in your name, but rather in an account at a brokerage firm, bank or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. You are also invited to attend the annual meeting online. However, since you are not the stockholder of record, you may not vote your shares at the meeting unless you request and obtain a valid proxy from your broker, bank or other agent.
What am I voting on?
There are two matters scheduled for a vote:
•	Election of eight directors (Proposal 1);
•
Ratification of the selection by the Audit Committee of the Board of Directors of CBIZ CPAs P.C. as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2025 (Proposal 2).

What if another matter is properly brought before the meeting?
The Board of Directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.
How do I vote?
You may either vote “For” all the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting.

The procedures for voting are fairly simple:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote by proxy over the telephone, vote by proxy through the internet, vote online at the annual meeting or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote at the meeting even if you have already voted by proxy.
•
To vote during the annual meeting, if you are a stockholder of record as of the record date, follow the instructions at www.virtualshareholdermeeting.com/RANI2025. You will need to enter the 16-digit Control Number found on your Notice of Internet Availability, proxy card or voting instruction form, or in the email sending you the Proxy Statement.

•
To vote prior to the annual meeting (until 11:59 p.m. Eastern Time on May 27, 2025), you may vote via the Internet at www.proxyvote.com; by telephone; or by completing and returning the proxy card or voting instruction form, as described below.

•
To vote using the proxy card, simply complete, sign and date the proxy card, that may be delivered and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

•
To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and Control Number from the Notice. Your telephone vote must be received by 11:59 p.m. Eastern Time on May 27, 2025 to be counted.

•
To vote through the internet prior to the meeting, go to www.proxyvote.com and follow the instructions to submit your vote on an electronic proxy card. You will be asked to provide the company number and Control Number from the Notice. Your internet vote must be received by 11:59 p.m. Eastern Time on May 27, 2025 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a notice containing voting instructions from that organization rather than from Rani Holdings. To vote prior to the meeting, simply follow the voting instructions in the notice to ensure that your vote is counted. However, since you are not the stockholder of record, you may not vote your shares at the meeting unless you request and obtain a valid proxy from your broker, bank or other agent.
Internet proxy voting may be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.
How many votes do I have?
On each matter to be voted upon, you are entitled to one vote for each share of Class A common stock you own as of April 2, 2025 and 10 votes for each share of Class B common stock you own as of April 2, 2025.
If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?
If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or online at the annual meeting, your shares will not be voted.
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of all eight nominees for director and “For” the ratification of the selection by the Audit Committee of the Board of Directors of CBIZ CPAs P.C. as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2025. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?
If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion. Under the rules of the New York Stock Exchange (NYSE), brokers, banks and other securities intermediaries that are subject to NYSE rules may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine” under NYSE rules, but not with respect to “non-routine” matters. In this regard, Proposal 1 is considered to be “non-routine” under NYSE rules meaning that your broker may not vote your shares on that proposal in the absence of your voting instructions. However, Proposal 2 is considered to be a “routine” matter under NYSE rules meaning that if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker in its discretion on Proposal 2. If you are a beneficial owner of shares held in street name, and you do not plan to attend the meeting, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one Notice?
If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.
Can I change my vote after submitting my proxy?
Stockholder of Record: Shares Registered in Your Name
Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:
•	You may submit another properly completed proxy card with a later date.
•	You may grant a subsequent proxy by telephone or through the internet.
•	You may send a timely written notice that you are revoking your proxy to:
Rani Therapeutics Holdings, Inc., Secretary
2051 Ringwood Avenue
San Jose, California 95131
•	You may attend the annual meeting and vote online. Simply attending the meeting will not, by itself, revoke your proxy.
Your most current proxy card or telephone or internet proxy is the one that is counted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If your shares are held by your broker, bank or other agent, you should follow the instructions provided by your broker, bank or other agent.
When are stockholder proposals and director nominations due for next year’s annual meeting?
To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 17, 2025, to:
Rani Therapeutics Holdings, Inc., Secretary
2051 Ringwood Avenue
San Jose, California 95131
If you wish to submit a proposal (including a director nomination) at the meeting that is not to be included in next year’s proxy materials, you must do so between January 28, 2026 and February 27, 2026. In addition, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must also comply with the additional requirements of Rule 14a-19(b).

In the event that we hold the 2026 annual meeting of stockholders more than 30 days before or after the one-year anniversary of the 2025 annual meeting, notice of a stockholder proposal that is not intended to be included in our proxy statement must be received no earlier than the close of business on the 120th day before the 2026 annual meeting of stockholders and no later than the close of business on the later of the following two dates:
•	the 90th day prior to the 2026 annual meeting of stockholders; or
•	the 10th day following the day on which public announcement of the date of our 2026 annual meeting of stockholders is first made.
How are votes counted?
Votes will be counted by the inspector of election appointed for the meeting, who will separately count, for the proposal to elect directors, votes “For,” “Withhold” and broker non-votes; and, with respect to the other proposal, votes “For” and “Against,” abstentions and, if applicable, broker non-votes. Abstentions will be counted towards the vote total for Proposal 2, and will have the same effect as “Against” votes. Broker non-votes on Proposal 1 will have no effect and will not be counted towards the vote total for either of the proposals.
What are “broker non-votes”?
As discussed above, when a beneficial owner of shares held in street name does not give voting instructions to his or her broker, bank or other securities intermediary holding his or her shares as to how to vote on matters deemed to be “non-routine” under NYSE rules, the broker, bank or other such agent cannot vote the shares. These un-voted shares are counted as “broker non-votes.” Proposal 1 is considered to be “non-routine” under NYSE rules and we therefore expect broker non-votes to exist in connection with that proposal.
As a reminder, if you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.
How many votes are needed to approve each proposal?
For the election of directors, the eight nominees receiving the most “For” votes from the holders of shares present virtually or represented by proxy and entitled to vote on the election of directors will be elected. Only votes “For” will affect the outcome.
To be approved, Proposal No. 2, ratification of the selection of CBIZ CPAs P.C. as the independent registered public accounting firm of the Company for the fiscal year ended December 31, 2025, must receive “For” votes from the holders of a majority of the voting power of shares present virtually or represented by proxy and entitled to vote on the matter. If you “Abstain” from voting, it will have the same effect as an “Against” vote.
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the voting power of the outstanding shares entitled to vote are present at the meeting virtually or represented by proxy. On the record date, there were 33,570,253 shares of Class A common stock outstanding and entitled to vote and 23,971,852 shares of Class B common stock outstanding and entitled to vote.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote online at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of the voting power of shares present at the meeting virtually or represented by proxy may adjourn the meeting to another date.
How can I find out the results of the voting at the annual meeting?
Preliminary voting results will be announced at the annual meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the annual meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSAL 1

Election of Directors
Rani Holdings’ Board of Directors currently consists of eight directors. There are eight nominees for director this year. Each director to be elected and qualified will hold office until the next annual meeting of stockholders and until his or her successor is elected, or, if sooner, until the director’s death, resignation or removal. Each of the nominees listed below is currently a director of the Company who was previously elected by the stockholders. Although the Company does not have a formal policy regarding attendance by members of the Board of Directors at annual meetings of stockholders, all directors are encouraged to attend. Six directors attended the Company’s 2024 annual meeting of stockholders.
Directors are elected by a plurality of the votes of the holders of shares present virtually or represented by proxy and entitled to vote on the election of directors. Accordingly, the eight nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the eight nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by Rani Holdings. Each person nominated for election has agreed to serve if elected. The Company’s management has no reason to believe that any nominee will be unable to serve.
NOMINEES
The following is a brief biography of each nominee for director and a discussion of the specific experience, qualifications, attributes or skills of each nominee that led the Nominating and Corporate Governance Committee to recommend that person as a nominee for director, as of the date of this proxy statement.
The Nominating and Corporate Governance Committee seeks to assemble a board that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience necessary to oversee and direct the Company’s business. To that end, the committee has identified and evaluated nominees in the broader context of the Board’s overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities and expertise that the committee views as critical to effective functioning of the Board. The Board believes it is important to develop a diverse and experienced board of directors. To provide a mix of experience and perspective on the board, the committee takes into account various factors, including diversity (including diversity of gender, race, ethnicity, sexual orientation, age, and cultural background), integrity, skills and experience. The brief biographies below include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes or skills of each director or nominee that led the committee to believe that that the nominees should continue to serve on the Board. However, each of the members of the committee may have a variety of reasons why he or she believes a particular person would be an appropriate nominee for the Board, and these views may differ from the views of other members.

Name	Age	Principal Occupation/ Position Held With the Company
Talat Imran	44	Chief Executive Officer of the Company
Mir Imran	68	Chairman of the Board of Directors of the Company
Dennis Ausiello, M.D.	79	Director of CATCH, Massachusetts General Hospital
Jean-Luc Butel	68	Director at Takeda, Novo Holdings, and SG Innovate
Laureen DeBuono	67	Partner, FLG Partners, Inc.
Andrew Farquharson	56	Managing Director, InCube Ventures II, LP
Maulik Nanavaty	63	Chief Executive Officer, Anumana, Inc.
Lisa Rometty	57	Chief Executive Officer, Zerigo Health, Inc.

Talat Imran. Mr. Imran has served as a member of our Board of Directors and our Chief Executive Officer since June 2021. From January 2014 to June 2021, Mr. Imran served as our Vice President, Strategy. Previously, Mr. Imran served as a partner at InCube Ventures, LP, a venture capital company in the healthcare sector, from May 2007 to June 2021, as co-founder and Managing Director of VentureHealth, a healthcare investment company, from December 2012 to June 2021, and as Chief Executive Officer of Venture Web Partners, a web design, development and hosting firm, from June 2006 to December 2016. He earned a B.A. in Computer Science from the University of California, Santa Cruz. The Nominating and Corporate Governance Committee believes that Mr. Imran’s prior history as chief executive officer positions him to contribute to the Board of Directors his extensive knowledge of the Company and to provide Board continuity. Mr. Imran is the son of Mir Imran, a director and the Chairman of the Company, and a nephew of Mir Hashim, the Company’s Chief Scientific Officer.
Mir Imran. Mr. Imran founded Rani Therapeutics, LLC and has served as a member of our Board of Directors since February 2012. From February 2012 to June 2021, he served as our President and Chief Executive Officer, and since June 2021, as our Chairman. Since November 2012, Mr. Imran has served as a co-founder and a Managing Director of InCube Ventures, LP and InCube Crowdfunding, LLC, venture capital companies in the healthcare sector. Since 1995, Mr. Imran has also served as the Chairman of InCube Labs, LLC, a research company that he founded. Mr. Imran is a fellow of the American Institute of Medical and Biological Engineers, the National Academy of Engineering and the National Academy of Inventors. Mr. Imran earned a B.S. in Electrical Engineering from Rutgers University, and attended Rutgers Medical School. The Nominating and Corporate Governance Committee believes Mr. Imran is qualified to serve on our Board of Directors because of his experience in the healthcare sector and medical device research and his extensive knowledge of our Company. Mr. Imran is the father of Talat Imran, a director and the Chief Executive Officer of the Company, and a brother of Mir Hashim, the Company’s Chief Scientific Officer.
Dennis Ausiello, M.D. Dr. Ausiello has served as a member of our Board of Directors since September 2018. Dr. Ausiello serves as the Director of the Center for Assessment Technology and Continuous Health (CATCH), which he co-founded, Jackson Distinguished Professor of Clinical Medicine at Harvard Medical School and Physician-in-Chief Emeritus at Massachusetts General Hospital. From 1996 to April 2013, Dr. Ausiello served as the Chief of Medicine at Massachusetts General Hospital. Dr. Ausiello is a member of the Institute of Medicine of the National Academy of Sciences and a fellow of the American Academy of Arts and Sciences. Dr. Ausiello has served on the board of directors of Alnylam Pharmaceuticals, Inc., an RNA interference company, since April 2012, the board of directors of Seres Therapeutics, Inc., a microbiome therapeutics company, since April 2015 and previously served on the board of directors of Pfizer Inc., a pharmaceuticals company. Dr. Ausiello received a B.A. in Biochemistry from Harvard College and an M.D. from the University of Pennsylvania. The Nominating and Corporate Governance Committee believes Dr. Ausiello is qualified to serve on our Board of Directors because of his leadership experience in the medical field, including in finance and research.
Jean-Luc Butel. Mr. Butel has served as a member of our Board of Directors since April 2021. Mr. Butel currently serves on the board of directors of multiple companies, including Takeda Pharmaceutical Company Limited, a global pharmaceuticals company, since June 2016, Novo Holdings A/S, a life science investment company, since June 2017, and JanaCare, a digital health company, since March 2019. Since June 2015, he has also served as President and Global Healthcare Advisor at K8 Global Pte Ltd., a business consulting firm. Mr. Butel served on the board of directors of Varian Medical Systems Inc., a medical equipment manufacturer, from February 2017 to April 2021. From July 2015 to September 2019, Mr. Butel served on the board of directors of BioMers Pte Ltd., a dental product manufacturer. Mr. Butel served as a member of the Singapore Economic Development Board, from January 2012 to January 2018, and as the Chair of the Finance Committee from March 2017 to March 2018. Mr. Butel also served as a Senior Advisor for the Healthcare Systems and Services group at McKinsey & Company, a management consulting firm, from July 2015 to January 2017. Mr. Butel earned a B.A. from George Washington University and an M.B.A from Thunderbird School of Global Management. The Nominating and Corporate Governance Committee believes Mr. Butel is qualified to serve on our Board of Directors because of his leadership experience in healthcare companies.
Laureen DeBuono. Ms. DeBuono has served as a member of our Board of Directors since April 2021. Ms. DeBuono has served as a partner of FLG Partners, LLC, a financial consulting and advisory firm, since October 2011 and, from May 2020 to early 2025, she served as the firm’s Managing Partner. From August 2018 to December 2019, she served as Chief Executive Officer and a member of the board of directors of Govino, LLC, a sustainable wine glass distributor. From February 2018 to April 2019, Ms. DeBuono served as the Interim Chief Financial Officer and Advisor to the Chief Executive Officer of HotelTonight, a mobile travel booking company that was acquired in April 2019 by Airbnb, Inc. Prior to this, from May 2017 to February 2018, she served as the Chief Operating Officer for Circa of America, LLC, a private-label textiles company. From January 2014 to January 2017, Ms. DeBuono served as a member of the board of directors of Turtle Beach, a gaming headset company. She also served as an advisor to the Chief Executive Officer and board of directors of BuildDirect Technologies Inc., a Vancouver-based building goods company, from September 2016 to January 2017. From July 2014 to September 2016, she served as an Advisor to the board of directors and Interim Chief Financial Officer of Rodan & Fields, LLC, a premium skincare company. Ms. DeBuono earned a B.A. from Duke University, an M.A. from Stanford University and a J.D. from New York University School of Law. The Nominating and Corporate Governance Committee believes Ms. DeBuono is qualified to serve on our Board of Directors because of her financial management experience and experience in the healthcare and medical technology industries.
Andrew Farquharson. Mr. Farquharson has served as a member of our Board of Directors since June 2012. Since January 2008, he has served as a Managing Director of InCube Ventures, LP, a venture capital firm in the healthcare sector that he co-founded. Mr. Farquharson is also the co-founder of VH Moll, and has been a Kauffman Fellow since 2006. Prior to entering venture capital, he served as Executive Vice President of Operon Technologies and held various roles within Genentech. Mr. Farquharson continues to serve on the boards of several private companies. Mr. Farquharson earned a B.A. from the University of California, Berkeley and an M.B.A. from Harvard Business School. The Nominating and Corporate Governance Committee believes Mr. Farquharson is qualified to serve on our Board of Directors because of his experience in the healthcare sector and extensive knowledge of our Company.
Maulik Nanavaty. Dr. Nanavaty has served as a member of our Board of Directors since June 2016. Dr. Nanavaty is the chief executive officer and member of the Board of Directors of Anumana, Inc., a leading AI-driven health technology company. Dr. Nanavaty joined Anumana, Inc. in October 2023 after 18 years at Boston Scientific, where he served as a senior executive with extensive commercial and operational medical device experience in U.S. and international markets. Most recently, Dr. Nanavaty was Senior Vice President and President, Neuromodulation, at Boston Scientific Corporation, leading the development and commercialization of microelectronic implantable technologies and software used to treat neurological diseases and other chronic conditions. Prior to this role, he served as president of Boston Scientific Japan, and previously vice president and general manager of Interventional Cardiology, Boston Scientific Japan. Prior to this he served as President of Boston Scientific Japan and as Vice President and General Manager, Interventional Cardiology, Boston Scientific Japan. Prior to joining Boston Scientific, Dr. Nanavaty spent 16 years working in various executive positions at Baxter International, Inc., a healthcare products company. Dr. Nanavaty holds a Ph.D. in Pharmaceutical Sciences from the University of Illinois and an M.B.A. from the University of Chicago. The Nominating and Corporate Governance Committee believes Dr. Nanavaty is qualified to serve on our Board of Directors because of his extensive experience in the medical device industry.
Lisa Rometty. Ms. Rometty has served as a member of our Board of Directors since January 2022. Ms. Rometty has been the Chief Executive Officer and a member of the Board of Directors of Zerigo Health, Inc., a digital health platform for the home treatment of chronic skin conditions, since August 2023. From August 2020 to June 2022, Ms. Rometty served as President of CVS Kidney Care, LLC, a subsidiary of CVS Health, Inc. focused on creating new products and services to slow the progression of chronic kidney disease. From July 2019 to August 2020, Ms. Rometty served as President, Global Client Solutions at Syneos Health, a public biopharmaceutical company. Prior to that, Ms. Rometty served as Vice President and General Manager of Oncology, Life Sciences and Personal Health-Watson Health and as Vice President and General Manager, Global Markets-Watson Health at IBM from January 2018 to July 2019 and October 2015 to December 2017, respectively. Ms. Rometty holds a B.S. in International Business from Michigan State University and an M.B.A. from the University of Notre Dame. The Nominating and Corporate Governance Committee believes Ms. Rometty is qualified to serve on our Board of Directors because of her leadership experience in the healthcare industry.
The Board Of Directors Recommends
A Vote In Favor Of Each Named Nominee.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Board Composition
Due to the global and complex nature of our business, the Board believes it is important to consider education, age, cultural background, and professional experiences in evaluating board candidates in order to provide practical insights and diverse perspectives.
Independence of The Board of Directors
As required under the Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the Board of Directors. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.
Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board has affirmatively determined that the following directors are independent directors within the meaning of the applicable Nasdaq listing standards: Dr. Ausiello, Dr. Nanavaty, Mr. Butel, Ms. DeBuono and Ms. Rometty. In making this determination, the Board found that none of these directors or nominees for director had a material or other disqualifying relationship with the Company.
In making these determinations, the Board of Directors considered the current and prior relationships that each non-employee director has with the Company and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director and the transactions involving them described in the section titled “Certain Related Person Transactions.”
Based on this review, the Board affirmatively determined that all of the directors nominated for election at the annual meeting (other than Mir Imran and Talat Imran, who are not considered independent because they are or were executive officers of the Company, and Andrew Farquharson, who is not considered independent because of his affiliation with multiple entities with whom Mir Imran and/or Talat Imran are also affiliated), are independent under the standards set forth in the Company’s Corporate Governance Guidelines and applicable Nasdaq rules.
Board Leadership Structure
The Company’s Board of Directors is currently chaired by Mir Imran, the Company’s founder and former Chief Executive Officer. The role of Chief Executive Officer is held by Talat Imran and the Board has also appointed Ms. DeBuono as lead independent director.
The Company believes that separation of the positions of Chairman and Chief Executive Officer reinforces the independence of the Board in its oversight of the business and affairs of the Company. The Company also believes that it is advantageous to have a Chairman with an extensive history with and knowledge of the Company (as is the case with the Company’s former Chief Executive Officer). The Company also believes that having a lead independent director creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in the best interests of the Company and its stockholders. As a result, the Company believes that separating the positions of Chief Executive Officer and Chairman, and having a lead independent director, can enhance the effectiveness of the Board as a whole.
The Board appointed Ms. DeBuono as the lead independent director to help reinforce the independence of the Board as a whole. The lead independent director is empowered to, among other duties and responsibilities, approve agendas and meeting schedules for regular Board meetings, preside over Board meetings in the absence of the chairperson, preside over and establish the agendas for meetings of the independent directors, act as liaison between the chairperson and the independent directors, approve information sent to the Board, preside over any portions of Board meetings at which the evaluation or compensation of the Chief Executive Officer is presented or discussed and, as appropriate upon request, act as a liaison to stockholders. In addition, it is the responsibility of the lead independent director to coordinate between the Board and management with regard to the determination and implementation of responses to any problematic risk management issues. As a result, the Company believes that the lead independent director can help ensure the effective independent functioning of the Board in its oversight responsibilities. In addition, the Company believes that the lead independent director is positioned to build a consensus among directors and to serve as a conduit between the other independent directors and the chairperson and Chief Executive Officer, for example, by facilitating the inclusion on meeting agendas of matters of concern to the independent directors. In light of the Chairman’s and Chief Executive Officer’s extensive history with and knowledge of the Company, and because the Board’s lead independent director is empowered to play a significant role in the Board’s leadership and in reinforcing the independence of the Board, the Company believes that it is advantageous for the Company to separate the roles of Chairman, Chief Executive Officer and lead independent director.
Role of The Board in Risk Oversight
One of the board’s key functions is informed oversight of the Company’s risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. The Board of Directors is responsible for general oversight of risks and regular review of information regarding the Company’s risks, including credit risks, liquidity risks, cybersecurity risks and operational risks, as well as providing strategic guidance to the senior management of the Company. The Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive and employee compensation plans and arrangements. The Audit Committee is responsible for overseeing the management of risks relating to financial risk management and financial risk assessment, including the Company’s major financial risk exposures. The Nominating and Corporate Governance Committee is responsible for overseeing the management of risks associated with the independence of the Board of Directors and potential conflicts of interest. Although each committee is responsible for evaluating certain risks and overseeing the management of such risks, our entire Board of Directors is regularly informed through discussions from committee members about such risks. The Board of Directors believes its administration of its risk oversight function has not negatively affected the Board of Directors’ leadership structure.
Meetings of The Board of Directors
The Board of Directors met eight times during the last fiscal year. Each Board member attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he or she served, held during the portion of the last fiscal year for which he or she was a director or committee member.
Information Regarding Committees of The Board of Directors
The Board has three committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides membership and meeting information for fiscal year 2024 for each of the Board committees:

Name	Audit	Compensation	Nominating and Corporate Governance
Talat Imran
Mir Imran
Dennis Ausiello			✔
Jean-Luc Butel	✔		✔*
Laureen DeBuono	✔*	✔
Andrew Farquharson
Maulik Nanavaty	✔	✔*
Lisa Rometty(1)	✔		✔
Total meetings in fiscal year 2024	4	3	2

*	Committee Chairperson
(1)	Ms. Rometty served on the Audit Committee until May 7, 2024, and was appointed to the Nominating and Corporate Governance Committee commencing May 7, 2024.
Below is a description of each committee of the Board of Directors.
The Board of Directors has determined that each member of each committee meets the applicable Nasdaq rules and regulations regarding “independence” and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.

Audit Committee
The Audit Committee of the Board of Directors was established by the Board in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to oversee the Company’s corporate accounting and financial reporting processes, systems of internal control over financial reporting, and audits of its financial statements. For this purpose, the Audit Committee performs several functions. The Audit Committee:
•	evaluates the performance of and assesses the qualifications of the independent registered public accounting firm;
•	determines and approves the engagement of the independent registered public accounting firm;
•	determines whether to retain or terminate the existing independent registered public accounting firm or to appoint and engage a different independent registered public accounting firm;
•	determines and approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services;
•
monitors the rotation of partners of the independent registered public accounting firm on the Company’s audit engagement team as required by law and considers any relationships of the independent registered public accounting firm that may affect the independent registered public accounting firm independence;

•	reviews and approves or disapproves transactions between the company and any related persons;
•	confers with management and the independent registered public accounting firm regarding the scope, adequacy and effectiveness of internal control over financial reporting;
•
establishes procedures, when and as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

•	meets to review with management and the independent registered public accounting firm significant issues that arise regarding accounting principles and financial statement presentation; and
•
meets to review the Company’s annual audited financial statements and quarterly financial statements with management and the independent registered public accounting firm, including a review of the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

The Audit Committee is composed of three directors: Mr. Butel, Ms. DeBuono and Mr. Nanavaty. Ms. Rometty served as a member of the Audit Committee from January 1, 2024 to May 7, 2024, during which time the Audit Committee was composed of four directors. The Audit Committee met four times during the fiscal year ended December 31, 2024. The Board has adopted a written Audit Committee charter that is available to stockholders on the Company’s website at ir.ranitherapeutics.com/corporate-governance/governance-overview.
The Board of Directors reviews the Nasdaq listing standards definition of independence for Audit Committee members on a quarterly basis and has determined that all members of the Company’s Audit Committee are independent (as independence is currently defined in Rule 5605(c)(2)(A)(i) and (ii) of the Nasdaq listing standards).
The Board of Directors has also determined that Ms. DeBuono qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Board of Directors made a qualitative assessment of Ms. DeBuono’s level of knowledge and experience based on a number of factors, including her formal education, experience as a chief executive officer and general counsel for public reporting companies and a chief financial officer for several large healthcare companies.
Report of the Audit Committee of the Board of Directors*
The Audit Committee reviews our financial reporting process on behalf of the Board. Management has the primary responsibility for the preparation and integrity of the consolidated financial statements and the reporting process, including establishing and monitoring the system of internal financial controls. In fulfilling its oversight responsibilities, the Audit Committee hereby reports as follows:
•	The Audit Committee has reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2024 with our management;

•
The Audit Committee has discussed with the independent registered public accounting firm, responsible for expressing an opinion on the conformity of our consolidated financial statements with generally accepted accounting principles in the United States, its judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters required to be discussed by the applicable requirements of Auditing Standards No. 1301, “Communications with Audit Committees” issued by the Public Company Accounting Oversight Board (“PCAOB”); and

•
The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by PCAOB Ethics and Independence Rule 3526, “Communications with Audit Committees Concerning Independence,” regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm its independence from the Company and management.

Based on the foregoing, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.
Respectfully submitted by:
Mr. Jean-Luc Butel
Ms. Laureen DeBuono
Mr. Maulik Nanavaty
*The material in this report is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
Compensation Committee
The Compensation Committee is composed of two directors: Ms. DeBuono and Mr. Nanavaty. All members of the Company’s Compensation Committee are independent (as independence is currently defined in Rule 5605(d)(2) of the Nasdaq listing standards). The Compensation Committee met three times during the fiscal year. The Board has adopted a written Compensation Committee charter that is available to stockholders on the Company’s website at ir.ranitherapeutics.com/corporate-governance/governance-overview.
The Compensation Committee of the Board of Directors acts on behalf of the Board to review, recommend for adoption and oversee the Company’s overall compensation strategy, policies, plans and programs, including:
•
review and recommend to the Board for approval corporate and individual performance objectives relevant to the compensation of the Company’s executive officers, directors and other senior management and evaluation of performance in light of these stated objectives;

•
review and recommend to the Board for approval the compensation and other terms of employment or service, including severance and change-in-control arrangements, of the Company’s Chief Executive Officer and evaluation of the Chief Executive Officer’s performance in light of these stated objectives;

•	review and recommend to the Board the type and amount of compensation to be paid or awarded to Board members;
•	oversee the appointment, compensation and work of the compensation consultants, independent legal counsel or other advisors engaged for the purpose of advising the committee; and
•	administer the Company’s equity compensation plans, pension and profit-sharing plans, deferred compensation plans and other similar plans and programs.
Compensation Committee Processes and Procedures
Typically, the Compensation Committee meets at least two times annually and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in

Compensation Committee meetings. The Chief Executive Officer may not be present during any deliberations or determinations of the Compensation Committee regarding his compensation. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company. In addition, under the charter, the Compensation Committee has the authority to obtain, at the expense of the Company, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the Committee. In particular, the Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the sole authority to approve the consultant’s reasonable fees and other retention terms, all at the expense of the Company. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, independent legal counsel or other advisers to the Compensation Committee, only after taking into consideration six factors, prescribed by the SEC and Nasdaq, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.
During the past fiscal year, after taking into consideration the six factors prescribed by the SEC and Nasdaq described above, the Compensation Committee engaged Radford, a division of Aon Consulting, Inc. (“Radford”) as compensation consultants. The Compensation Committee requested that Radford:
•	evaluate the efficacy of the Company’s existing compensation strategy and practices in supporting and reinforcing the Company’s long-term strategic goals; and
•	assist in refining the Company’s compensation strategy and in developing and implementing an executive compensation program to execute that strategy.
As part of its engagement, Radford was requested by the Compensation Committee to develop a comparative group of companies and to perform analyses of competitive performance and compensation levels for that group. At the request of the Compensation Committee, Radford also conducted individual interviews with members of the Compensation Committee and senior management to learn more about the Company’s business operations and strategy, key performance metrics and strategic goals, as well as the labor markets in which the Company competes. Radford ultimately developed recommendations that were presented to the Compensation Committee for its consideration. Following an active dialogue with Radford, the Compensation Committee recommended that the Board of Directors approve modified recommendations of Radford.
Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which determines any adjustments to his compensation as well as awards to be granted. The Compensation Committee also recommends to the Board the compensation to be paid and awarded to the non-employee directors. For all executives and directors as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels and recommendations of the Compensation Committee’s compensation consultant, including analyses of executive and director compensation paid at other companies identified by the consultant.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee of the Board of Directors is responsible for identifying, reviewing and evaluating candidates to serve as directors of the Company (consistent with criteria approved by the Board), reviewing and evaluating incumbent directors, recommending to the Board candidates for election to the Board of Directors, making recommendations to the Board regarding the membership of the committees of the Board, reviewing and assessing the performance of the Board (including Board committees), and developing a set of corporate governance principles for the Company and reviewing and assessing those principles and their application.
The Nominating and Corporate Governance Committee is composed of three directors: Dr. Ausiello, Mr. Butel and Ms. Rometty. Ms. Rometty was appointed to the Nominating and Corporate Governance Committee as of May 7,

2024. All members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards). The Nominating and Corporate Governance Committee met two times during the fiscal year. The Board has adopted a written Nominating and Corporate Governance Committee charter that is available to stockholders on the Company’s website and ir.ranitherapeutics.com/corporate-governance/governance-overview.
The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment, having a diverse personal background, perspective and experience and having the commitment to rigorously represent the long-term interests of the Company’s stockholders. However, the Board of Directors and/or the Nominating and Corporate Governance Committee may modify these qualifications from time to time. When this occurs, the Board of Directors and the Nominating and Corporate Governance Committee will evaluate existing members according to the new criteria. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity (including diversity of gender, race, ethnicity, age, sexual orientation and gender identity), age, skills and such other factors as it deems appropriate, given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability.
The Nominating and Corporate Governance Committee appreciates the value of thoughtful Board refreshment, and regularly identifies and considers qualities, skills and other director attributes that would enhance the composition of the Board. In the case of incumbent directors whose terms of office are set to expire, the Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote.
The Nominating and Corporate Governance Committee may consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Secretary at the Company’s principal executive office not later than the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record holder of the Company’s stock and has been a holder for at least one year. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.
Communications With The Board of Directors
Historically, the Company has not provided a formal process related to stockholder communications with the Board. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. The

Company believes its responsiveness to stockholder communications to the Board has been excellent. Nevertheless, during the upcoming year, the Nominating and Corporate Governance Committee will give full consideration to the adoption of a formal process for stockholder communications with the Board and, if adopted, publish it promptly and post it to the Company’s website.
Code of Ethics
The Company has adopted the Rani Therapeutics Holdings, Inc. Code of Business Conduct and Ethics that applies to all officers, directors and employees. The Code of Business Conduct and Ethics is available on the Company’s website at ir.ranitherapeutics.com/corporate-governance/governance-overview. If the Company makes any substantive amendments to the Code of Business Conduct and Ethics or grants any waiver from a provision of the Code of Business Conduct and Ethics to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website.
Corporate Governance Guidelines
The Company has adopted Corporate Governance Guidelines to assure that the Board has the necessary authority and practices in place to review and evaluate the Company’s business operations as needed and to make decisions that are independent of the Company’s management. The guidelines are also intended to align the interests of directors and management with those of the Company’s stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to board composition and selection, including diversity, board meetings, term limits and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and board committees and compensation. The Corporate Governance Guidelines, as well as the charters for each committee of the Board, may be viewed at ir.ranitherapeutics.com/corporate-governance/governance-overview.
Insider Trading Policy
We have adopted an Insider Trading Policy governing the purchase, sale, and/or other dispositions of the Company’s securities by directors, officers and employees that is designed to promote compliance with insider trading laws, rules and regulations, as well as procedures designed to further the foregoing purposes. A copy of our Insider Trading Policy is filed as an exhibit to our Annual Report on Form 10-K for our fiscal year ended December 31, 2024. In addition, it is the Company’s intent to comply with applicable laws and regulations relating to insider trading.
Prohibition on Hedging, Short Sales, and Pledging
The Board of Directors has adopted an insider trading policy that applies to all of our employees, directors and consultants. This policy prohibits hedging or similar transactions designed to decrease the risks associated with holding shares of the Company’s stock. In addition, the insider trading policy prohibits trading in derivative securities related to the Company’s stock, which include publicly traded call and put options, engaging in short selling of the Company’s stock, purchasing the Company’s stock on margin or holding it in a margin account, and pledging the shares as collateral for a loan.

PROPOSAL 2
Ratification of Selection of Independent Registered Public Accounting Firm
The Audit Committee of the Board of Directors has selected CBIZ CPAs P.C. (“CBIZ”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the annual meeting. CBIZ was appointed as the Company’s independent registered public accounting firm on April 7, 2025. Prior to that, Marcum LLP (“Marcum”) audited the Company’s consolidated financial statements since September 10, 2024. CBIZ acquired certain business of Marcum in November 2024. Prior to September 2024, Ernst & Young LLP (“EY”) audited the Company’s consolidated financial statements since 2019. Representatives of CBIZ are expected to be present at the annual meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the selection of CBIZ as the Company’s independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of CBIZ to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.
The affirmative vote of the holders of a majority of the voting power of the shares present virtually or represented by proxy and entitled to vote on the matter at the annual meeting will be required to ratify the selection of CBIZ as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2025.
Principal Accountant Fees and Services
The following table represents aggregate fees billed to the Company for the fiscal year ended December 31, 2024 and December 31, 2023 by Marcum LLP and EY, respectively.

Marcum LLP	Fiscal Year Ended December 31
	2024	2023
	(in thousands)
Audit Fees(1)	$305	—
Audit-related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$305	—

(1)
Audit Fees consisted of fees and expenses covering the audit of the Company’s consolidated financial statements; review of the interim condensed consolidated financial statements; accounting and financial reporting consultations; and the issuance of consents in connection with registration statement filings with the SEC.

Ernst & Young LLP	Fiscal Year Ended December 31
	2024	2023
	(in thousands)
Audit Fees(1)	$338	$991
Audit-related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$338	$991

(1)
Audit Fees consisted of fees and expenses covering the audit of the Company’s consolidated financial statements; review of the interim condensed consolidated financial statements; accounting and financial reporting consultations; and the issuance of consents in connection with registration statement filings with the SEC.

All fees described above were pre-approved by the Audit Committee.

Change In Independent Registered Public Accounting Firm
The Audit Committee approved the dismissal of EY as the Company’s independent registered public accounting firm on September 10, 2024.
The reports of EY on the Company’s consolidated financial statements for the fiscal years ended December 31, 2022 and December 31, 2023 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that the report of the Company’s consolidated financial statements for the year ended December 31, 2023 contained an explanatory paragraph which noted that there was substantial doubt about the Company’s ability to continue as a going concern.
During the fiscal years ended December 31, 2022 and December 31, 2023, and the subsequent interim period through September 10, 2024, there have been no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the rules and regulations of the SEC with EY on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of EY would have caused EY to make reference there in its reports on the consolidated financing statements for such years. During the fiscal years ended December 31, 2022 and December 31, 2023, and subsequent interim period through September 10, 2024, there have been no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K).
EY’s letter to the SEC stating its agreement with the statements in this paragraph was filed as an exhibit to the Company’s Current Report on Form 8-K dated September 10, 2024.
The Audit Committee, following careful deliberation, approved the appointment of Marcum LLP as the Company's independent registered public accounting firm on September 10, 2024, with immediate effect, for the fiscal year ending December 31, 2024. During the fiscal years ended December 31, 2022 and December 31, 2023 and the subsequent interim period through September 10, 2024, neither the Company, nor anyone on its behalf, consulted Marcum regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to the consolidated financial statements of the Company, and no written report or oral advice was provided to the Company by Marcum that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).
Pre-Approval Policy and Procedures
The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by the Company’s independent registered public accounting firm. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual, explicit, case-by-case basis before the independent registered public accounting firm is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.
The Board Of Directors Recommends
A Vote In Favor Of Proposal 2.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the ownership of the Company’s capital stock as of March 31, 2025 by: (i) each nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its common stock.
Our Class A common stock entitles holders thereof to one vote per share and our Class B common stock entitles holders thereof to ten votes per share, voting together as a single class.
Subject to the terms of Rani LLC’s fifth amended and restated limited liability company agreement (“Rani LLC Agreement”), Class A units of Rani LLC together with Class B common stock of the Company (together referred to as a “Paired Interest”) are exchangeable for shares of Class A common stock on a one-for-one basis; provided that, at the Company’s election, the Company has the ability to effect a direct exchange of such Class A common stock or make a cash payment equal to a volume weighted average market price of one share of Class A common stock for each Paired Interest redeemed. Any shares of Class B common stock will be cancelled on a one-for-one basis if, at the election of the holder, the Company redeems or exchanges such Paired Interest pursuant to the terms of the Rani LLC Agreement.
Subject to the terms of the Rani LLC Agreement, certain individuals who own Class A units of Rani LLC without corresponding shares of Class B common stock of the Company (“non-corresponding Class A units”) have the ability to exchange such Class A units of Rani LLC for shares of Class A common stock on a one-for-one basis; provided that, at the Company’s election, the Company has the ability to effect a direct exchange of such Class A common stock or make a cash payment equal to a volume weighted average market price of one share of Class A common stock for each non-corresponding Class A unit of Rani LLC redeemed. Beneficial ownership of Class A units of Rani LLC is not reflected in this table; however, information concerning ownership of Class A units of Rani LLC is included in the footnotes below, where applicable.

	Common Stock Beneficially Owned
	Class A		Class B
Beneficial Owner	Number of Shares	Percentage of Total	Number of Shares	Percentage of Total	Total Common Stock Beneficially Owned	Percent of Total Voting Power
5% Stockholders
InCube Labs, LLC(1)	13,664	*	22,411,124	93%	22,424,788	82%
South Lake One LLC and Affiliates(2)	8,302,194	25%	—	—	8,302,194	3%
Armistice Capital, LLC(3)	2,574,000	8%	—	—	2,574,000	1%
Named Executive Officers and Directors
Dennis Ausiello(4)	272,009	1%	—	—	272,009	*
Jean-Luc Butel(5)	379,088	1%	—	—	379,088	*
Laureen DeBuono(6)	328,588	1%	—	—	328,588	*
Andrew Farquharson(7)	265,510	1%	436,500	2%	702,010	2%
Mir Imran(8)	266,831	1%	22,660,053	95%	22,926,884	83%
Maulik Nanavaty(9)	283,526	1%	52,878	*	336,404	*
Lisa Rometty(6)	216,425	1%	—	—	216,425	*
Mir Hashim(10)	702,104	2%	172,148	1%	874,252	1%
Talat Imran(11)	1,920,318	6%	—	—	1,920,318	1%
Svai Sanford(12)	668,282	2%	—	—	668,282	*
All directors and executive officers as a group (12 persons)	5,941,069	18%	23,072,650	96%	29,013,719	87%

*	Represents beneficial ownership of less than 1% of the outstanding shares of our Class A common stock or Class B common stock.
(1)
Represents shares held by InCube Labs, LLC (“ICL”). Mir Imran is the sole managing member of ICL, which is wholly-owned by Mir Imran and his family. The address of this entity is 2051 Ringwood Avenue, San Jose, California 95131.

(2)
Represents shares held by South Lake One LLC (“South Lake One”) as disclosed pursuant to a Schedule 13D/A filed with the SEC by South Lake One on October 17, 2024. South Lake One is wholly owned by South Cone Investments Limited Partnership, which is controlled by its general partner, South Lake Management LLC, which is controlled by its Board of Managers. The address of these entities is Avenida Presidente Riesco 5711 oficina 1603, Las Condes, Santiago, Chile.

(3)
Represents shares held by Armistice Capital, LLC (“Armistice”) as disclosed pursuant to a Schedule 13G filed with the SEC by Armistice on November 14, 2024. Armistice is the investment manager of Armistice Capital Master Fund Ltd. (the “Master Fund”), the direct holder of the shares, and pursuant to an Investment Management Agreement, Armistice exercises voting and investment power over the securities of the Company held by the Master Fund and thus may be deemed to beneficially own the securities of the Company held by the Master Fund. Mr. Steven Boyd, as the managing member of Armistice, may be deemed to beneficially own the securities of the Company held by the Master Fund. The Master Fund specifically disclaims beneficial ownership of the securities of the Company directly held by it by virtue of its inability to vote or dispose of such securities as a result of its Investment Management Agreement with Armistice. The address of Armistice and Mr. Boyd is 510 Madison Avenue, 7th Floor, New York, NY 10022.

(4)	Consists of shares of Class A common stock underlying options that are exercisable within 60 days of March 31, 2025. Dr. Ausiello beneficially owns 92,074 non-corresponding Class A units of Rani LLC.
(5)	Consists of 328,588 shares of Class A common stock underlying options that are exercisable within 60 days of March 31, 2025.
(6)	Consists of shares of Class A common stock underlying options that are exercisable within 60 days of March 31, 2025.
(7)
Includes (i) 192,692 shares of Class A common stock underlying options that are exercisable within 60 days of March 31, 2025, (ii) 12,343 shares of Class A common stock held by VH Moll, LP, (iii) 7,694 shares of Class A common stock held by Rani Investment Corporation, (iv) 52,781 shares of Class A common stock held by InCube Ventures II, L.P. (“InCube Ventures II”) and (v) 248,929 shares of Class B common stock held by InCube Ventures II. InCube Ventures II is a limited partnership and its general partners are Mir Imran, Andrew Farquharson and Wayne Roe. VH Moll, LP is a limited partnership and the members of the general partner are Andrew Farquharson and Talat Imran. Andrew Farquharson and Mir Imran are general partners of Rani Investment Corporation. The address of VH Moll, LP, Rani Investment Corporation, and InCube Ventures II is 2051 Ringwood Avenue, San Jose, California 95131. Mr. Farquharson beneficially owns 242,421 non-corresponding Class A units of Rani LLC.

(8)
Includes (i) 192,692 shares of Class A common stock underlying options that are exercisable within 60 days of March 31, 2025, (ii) shares held by ICL (refer to footnote 1 above), (iii) 7,694 shares of Class A common stock held by Rani Investment Corporation, (iv) 52,781 shares of Class A common stock held by InCube Ventures II, and (v) 248,929 shares of Class B common stock held by InCube Ventures II. InCube Ventures II is a limited partnership and its general partners are Mir Imran, Andrew Farquharson and Wayne Roe. Andrew Farquharson and Mir Imran are general partners of Rani Investment Corporation. The address of InCube Ventures II and Rani Investment Corporation is 2051 Ringwood Avenue, San Jose, California 95131.

(9)
Represents (i) 272,009 shares of Class A common stock underlying options which are exercisable within 60 days of March 31, 2025, and (ii) 11,017 shares of Class A common stock held by a family member of Mr. Nanavaty. Mr. Nanavaty beneficially owns 155,118 non-corresponding Class A units of Rani LLC.

(10)
Includes 512,209 shares of Class A common stock underlying options which are exercisable within 60 days of March 31, 2025. Dr. Hashim beneficially owns 374,119 non-corresponding Class A units of Rani LLC.

(11)
Includes (i) 1,623,967 shares of Class A common stock underlying options that are exercisable within 60 days of March 31, 2025 and (ii) 12,343 shares of Class A common stock held by VH Moll, LP. VH Moll, LP is a limited partnership and members of the general partner are Andrew Farquharson and Talat Imran. The address of VH Moll, LP is 2051 Ringwood Avenue, San Jose, California 95131. Talat Imran beneficially owns 43,484 non-corresponding Class A units of Rani LLC.

(12)
Includes 492,100 shares of Class A common stock underlying options which are exercisable within 60 days of March 31, 2025. Mr. Sanford beneficially owns 142,350 non-corresponding Class A units of Rani LLC.

EXECUTIVE OFFICERS
The following table sets forth the names, ages, and positions of the Company’s executive officers as of March 31, 2025:

Name	Age	Position
Talat Imran	44	Chief Executive Officer and Director
Svai Sanford	55	Chief Financial Officer
Mir Hashim	66	Chief Scientific Officer
Kate McKinley	48	Chief Business Officer
Eric Groen	54	General Counsel

Executive Officers
Talat Imran. For Mr. Imran’s biography please refer to “Proposal 1: Election of Directors” above.
Svai Sanford. Mr. Sanford has served as our Chief Financial Officer since November 2018. Prior to joining the Company, from June 2017 to November 2018, Mr. Sanford served as an executive consultant and acting Chief Financial Officer for pH Pharma Inc., a consumer skin care company. From September 2015 to March 2017, he served as the Chief Financial Officer of SFJ Pharmaceuticals, Inc., a drug development company, and from July 2012 to September 2015, he served as the Chief Financial Officer and Chief Accounting Officer of VIVUS, Inc., a public biopharmaceutical company. Mr. Sanford was a member of the audit practice at KPMG LLP from 1996 to 2002. He earned a B.S. in Accounting from Kansas State University and is a Certified Public Accountant (inactive).
Mir Hashim. Dr. Hashim has served as our Chief Scientific Officer since June 2013 and was a member of our board of directors from June 2013 to June 2021. Dr. Hashim has served as Vice President, Research and Development, at InCube Labs, LLC, a medical device research company, since September 2008. Prior to this, he spent 18 years serving in multiple scientific roles at GlaxoSmithKline plc, a global pharmaceutical company, including as Head of Pharmacology. Dr. Hashim earned a B.S. in Biology and Chemistry from Osmania University, a M.S. in Life Sciences from the University of Hyderabad and a Ph.D. in Pharmacology from the School of Medicine, Memorial University of Newfoundland. Dr. Hashim is the brother of Mir Imran, a director and the Chairman of the Company, and uncle of Talat Imran, a director and the Chief Executive Officer of the Company.
Kate McKinley. Ms. McKinley has served as our Chief Business Officer since May 2023. Ms. McKinley has over 20 years of experience in the bio-pharmaceutical industry, including positions in executive leadership and as a board director. Prior to joining the Company, from July 2022 through May 2023, Ms. McKinley was Chief Executive Officer of Spark Outcomes. Prior to this, Ms. McKinley was Chief Executive Officer of Elevar Therapeutics, Inc. (formerly known as LSK Biopharma, Inc.) from July 2021 to July 2022, having previously been Elevar’s Chief Commercial Officer and Chief Business Officer from January 2019 to May 2021. Ms. McKinley began her career at Abbvie Inc. and Abbott Laboratories, Inc. where she served as Vice President of National Sales in the urology, oncology, and gynecology space. She is a summa cum laude graduate of The University of Tulsa. She holds an M.B.A. from the university’s Collins College of Business and a B.S. in Business Administration with degrees in Marketing and Management, and a minor in Psychology.
Eric Groen. Mr. Groen has served as our General Counsel since July 2021. Prior to joining us, Mr. Groen served in various domestic and international roles of increasing responsibility over nearly 20 years at Amgen Inc., a global biotechnology company, including leading the legal teams responsible for business development transactions, operations and manufacturing, and clinical trials. Most recently, he served as regional general counsel to Amgen Inc.’s commercial business in Canada, Latin America, Middle East and Africa. From January 1999 to August 2001, Mr. Groen was corporate counsel at HealthNet, a public holding company of managed care and other healthcare entities. Prior to that, Mr. Groen was an associate at the law firm of TroyGould. Mr. Groen earned a B.A. in Political Science from the University of California, Santa Barbara and a J.D. from Harvard Law School.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
Descriptions of our 2021 Equity Incentive Plan (the “2021 Plan”) and our 2021 Employee Stock Purchase Plan (the “ESPP”) are contained in Note 2 and Note 10, respectively, of the Notes to the Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.
The following table provides certain information with respect to all of the Company’s equity compensation plans as of December 31, 2024.
Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)(1)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a))(c)
Equity compensation plans approved by stockholders	11,037,326(2)	$5.52	2,412,915(3)
Equity compensation plans not approved by stockholders	__	__	__
Total	11,037,326	$5.52	2,412,915

(1)	The weighted average exercise price excludes restricted stock units, which have no exercise price.
(2)
Includes (i) 9,086,280 shares of Class A common stock issuable pursuant to outstanding stock options under the 2021 Plan, (ii) 1,139,153 shares of our Class A common stock issuable pursuant to outstanding stock options, which were issued under the 2016 Equity Incentive Plan, and (iii) 811,893 shares of Class A common stock issuable pursuant to outstanding restricted stock units under the 2021 Plan.

(3)
Includes 1,956,433 shares of Class A common stock available for issuance under the 2021 Plan and 456,482 shares of Class A common stock available for issuance under the ESPP. The number of shares of Class A common stock reserved for issuance under the 2021 Plan automatically increases on January 1 of each year, starting on January 1, 2022 and continuing through January 1, 2031, by 5% of the aggregate number of shares of common stock of all classes issued and outstanding on December 31 of the immediately preceding calendar year, or a lesser number of shares determined by our Board of Directors prior to the applicable January 1. The maximum number of shares that may be issued upon the exercise of incentive stock options (“ISOs”) under the 2021 Plan is 16,500,000 shares. The number of shares of Class A common stock reserved under the 2021 ESPP for issuance automatically increases on January 1 of each calendar year, beginning on January 1, 2022 and continuing through January 1, 2031, by the lesser of (1) 1% of the aggregate number of shares of common stock of all classes issued and outstanding on December 31 of the preceding calendar year, (2) 100,000 shares and (3) a number of shares determined by our Board of Directors.

EXECUTIVE COMPENSATION
We are an “emerging growth company” under applicable federal securities laws and are therefore permitted to take advantage of certain reduced public company reporting requirements. As an emerging growth company, we provide in this proxy statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012. In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency that such votes must be conducted.
Summary Compensation Table
The following table shows, for the fiscal years ended December 31, 2024 and 2023, compensation awarded to or paid to, or earned by, our Chief Executive Officer and our two other most highly-compensated executive officers as of December 31, 2024 (“Named Executive Officers”).
Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)(4)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Talat Imran Chief Executive Officer	2024	$105,818(3)	—	$2,936,227	—	—	$3,042,245
	2023	$450,000(3)	$1,923,040	$2,893,853(5)	—	—	$5,266,893
Mir Hashim Chief Scientific Officer	2024	$416,000	—	$875,456	—	—	$1,291,456
	2023	$416,000	$756,160	$996,166(6)	—	—	$2,168,326
Svai Sanford Chief Financial Officer	2024	$416,000	—	$875,456	—	—	$1,291,456
	2023	$416,000	$756,160	$983,836(7)	—	—	$2,155,996

(1)
Amounts represent the aggregate grant date fair value of restricted stock units granted to our Named Executive Officers under the 2021 Plan, each computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. The assumptions used in calculating the grant date fair value of the award disclosed in this column are set forth in the notes to the audited financial consolidated statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

(2)
Amounts represent the aggregate grant date fair value of options to purchase Class A common stock granted to our Named Executive Officers under the 2021 Plan, each computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. The assumptions used in calculating the grant date fair value of the award disclosed in this column are set forth in the notes to the audited financial consolidated statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024. These amounts do not correspond to the actual value that may be recognized by the Named Executive Officers.

(3)
In November 2023, the Board approved a reduction in the annual salary of Mr. Imran from $520,000 to $100,000, effective November 1, 2023 through December 31, 2024 or until such time as we receive gross proceeds of $50,000,000 or more, from equity financing and/or one or more non-dilutive strategic, licensing or partnering transactions (the “Financing Threshold”). In November 2024, the Board approved to extend the reduction in annual salary of Talat Imran through December 31, 2025 or until the Financing Threshold is met.

Outstanding Equity Awards at Fiscal Year End
The following table shows for the fiscal year ended December 31, 2024, certain information regarding outstanding equity awards at fiscal year-end for the Named Executive Officers.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)(1)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares or Units That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares or Units That Have Not Vested ($)
Talat Imran	3/21/2024(2)	203,437	881,563	$3.60	3/20/2034	—	—	—	—
	3/27/2023(2)	95,933	—	$5.44	3/26/2033	—	—	—	—
	3/27/2023	155,892	323,775	$2.84	3/26/2033	—	—	—	—
	3/27/2023(3)	—	—	—	—	198,844	$272,416	—	—
	3/22/2022(2)	109,750	—	$13.21	3/21/2032	—	—	—	—
	3/22/2022	71,337	82,313	$2.84	3/21/2032	—	—	—	—
	3/22/2022(4)	—	—	—	—	43,300	$459,321	—	—
	9/9/2021(5)	453,125	—	$19.56	9/8/2031	—	—	—	—
	9/9/2021	181,250	90,625	$2.84	9/8/2031	—	—	—	—
	6/17/2021(6)	47,669	—	$9.44	6/16/2031	—	—	—	—
	6/17/2021	21,383	9,869	$2.84	6/16/2031	—	—	—	—
Mir Hashim	3/21/2024(2)	60,656	262,844	$3.60	3/20/2034	—	—	—	—
	3/27/2023(2)	34,300	—	$5.44	3/26/2033	—	—	—	—
	3/27/2023	55,737	115,763	$2.84	3/26/2033	—	—	—	—
	3/27/2023(3)	—	—	—	—	78,188	$107,118	—	—
	3/22/2022(2)	52,250	—	$13.21	3/21/2032	—	—	—	—
	3/22/2022	33,962	39,188	$2.84	3/21/2032	—	—	—	—
	3/22/2022(4)	—	—	—	—	20,600	$28,222
	6/17/2021(5)	127,788	—	$9.44	6/16/2031	—	—	—	—
	6/17/2021	57,285	26,439	$2.84	6/16/2031	—	—	—	—
Svai Sanford	3/21/2024(2)	60,656	262,844	$3.60	3/20/2034	—	—	—	—
	3/27/2023(2)	34,300	—	$5.44	3/26/2033	—	—	—	—
	3/27/2023	55,737	115,763	$2.84	3/26/2033	—	—	—	—
	3/27/2023(3)	—	—	—	—	78,188	$107,118	—	—
	3/22/2022(2)	41,666	—	$13.21	3/21/2032	—	—	—	—
	3/22/2022	27,084	31,250	$2.84	3/21/2032	—	—	—	—
	3/22/2022(4)	—	—	—	—	16,450	$22,537	—	—
	6/17/2021(5)	127,788	—	$9.44	6/16/2031	—	—	—	—
	6/17/2021	57,285	26,439	$2.84	6/16/2031	—	—	—	—

(1)
On December 16, 2023, our Board of Directors approved a stock option award repricing whereby the exercise price of certain previously granted and still outstanding unvested stock option awards issued under the 2021 Plan and the 2016 Equity Incentive Plan, was reduced to $2.84 per share, which represented the most recent closing market price of our Class A common stock to the repricing date. No other terms of the options were modified, and the stock option awards will continue to vest according to their original vesting schedules, remain subject to the same service requirements and will retain their original expiration dates (the “Option Repricing”).

(2)
Award issued pursuant to the 2021 Plan. The shares subject to the options vest over 4 years, with 1/48th of the shares vesting on each monthly anniversary of the Grant Date, subject to the Named Executive Officer providing continued service through each such date. The award is disclosed in two rows to show the effects of the Option Repricing.

(3)
Award issued pursuant to the 2021 Plan. One-sixteenth of the shares subject to the restricted stock unit vest on each quarterly anniversary of the Grant Date, subject to the Named Executive Officer providing continued service through each such date.

(4)
Award issued pursuant to the 2021 Plan. One-quarter of the shares subject to the restricted stock unit vest on each yearly anniversary of the Grant Date, subject to the Named Executive Officer providing continued service through each such date.

(5)
Award issued pursuant to the 2016 Plan. The shares subject to the options vest over 4 years, with one-quarter vesting on June 14, 2022 and 1/48th of the shares vesting on each monthly anniversary thereafter, subject to the Named Executive Officer providing continued service through each such date. The award is disclosed in two rows to show the effects of the Option Repricing.

(6)
Award issued pursuant to Rani LLC’s 2016 Equity Incentive Plan and assumed by Rani Holdings in connection with the Company’s initial public offering. The shares subject to the option vest over 4 years, with 1/48th of the shares vesting on each monthly anniversary of the Grant Date, subject to the Named Executive Officer providing continued service through each such date.

Narrative to Summary Compensation Table
Employment Agreements
Below are descriptions of the offer letters with each of our Named Executive Officers setting forth the terms and conditions of such executive’s employment with Rani LLC, and Rani Management Services, Inc. (“RMS”) prior to transitioning and assigning employment agreements to Rani LLC, each a wholly owned subsidiary of the Company. All of our Named Executive Officers are employed at-will.
Talat Imran
In December 2019, RMS entered into an offer letter with Talat Imran, our Chief Executive Officer, effective January 1, 2020, which was amended and restated as an employment agreement in June of 2021, as further amended in August 2022 to transfer his employment agreement from RMS to Rani LLC on the same terms. The employment agreement provides Mr. Imran with an opportunity to earn an annual bonus with a target amount equal to 75% of his annual base salary. Mr. Imran is also entitled to certain benefits upon his termination of employment as discussed below in the section titled “–Potential Payments Upon Termination or Change in Control”. In November 2023, our Board of Directors approved a reduction in the annual salary of Mr. Imran from $520,000 to $100,000, effective November 1, 2023 through December 31, 2024 or until such time as we receive gross proceeds of $50,000,000 or more from equity financing and/or one or more non-dilutive strategic, licensing or partnering transactions (the “Financing Threshold”). In November 2024, the Board approved to extend the reduction in annual salary of Talat Imran through December 31, 2025 or until the Financing Threshold is met. The decreased base salary amends the Amended and Restated Employment Agreement, dated August 31, 2022, by and between Rani LLC and Mr. Imran.
Mir Hashim
In December 2019, RMS entered into an offer letter with Dr. Hashim, to serve as our Chief Scientific Officer, effective January 1, 2020, which was amended and restated as an employment agreement in June of 2021, as further amended in August 2022 to transfer his employment agreement from RMS to Rani LLC on the same terms. The employment agreement provides Dr. Hashim with an opportunity to earn an annual bonus with a target amount equal to 75% of his annual base salary. Dr. Hashim is also entitled to certain benefits upon his termination of employment as discussed below in the section titled “–Potential Payments Upon Termination or Change in Control”.
Svai Sanford
In December 2019, RMS entered into an offer letter with Mr. Sanford, our Chief Financial Officer, effective January 1, 2020, which was amended and restated as an employment agreement in June of 2021, as further amended in August 2022 to transfer his employment agreement from RMS to Rani LLC on the same terms. The employment agreement provides Mr. Sanford with an opportunity to earn an annual bonus with a target amount equal to 75% of his annual base salary. Mr. Sanford is also entitled to certain benefits upon his termination of employment as discussed below in the section titled “–Potential Payments Upon Termination or Change in Control”.
Equity Incentives
On March 21, 2024, each of our Named Executive Officers was granted an option to purchase Class A common stock of the Company under the 2021 Equity Incentive Plan. Talat Imran, Mir Hashim and Svai Sanford were granted options to purchase 1,085,000, 323,500 and 323,500 shares of Class A common stock of the Company, respectively. Each option had a per-share exercise price of $3.60, which was the per-share fair market value of the underlying shares of Class A common stock on the grant date. Each option vests in substantially equal monthly installments from the grant date over four years, subject to the Named Executive Officer’s continuous service to us through each such vesting date.
Annual Bonus
Notwithstanding management’s full or partial achievement of many of the corporate goals for 2024, in March 2025 our Board, upon the recommendation of the Compensation Committee, decided not to award annual cash bonuses to the Named Executive Officers for performance in 2024 due to the Company’s financial position.

Each Named Executive Officer is eligible for a performance bonus based upon the achievement of certain corporate performance goals and objectives approved by our board of directors.
Bonuses are set based on the executive’s base salary as of the end of the bonus year. The target level for executive bonuses for 2024 was 75% of base salary for each of Talat Imran, Dr. Hashim and Mr. Sanford.
The Board of Directors (considering the recommendations of the Compensation Committee and management) sets corporate goals for each year. These goals and the proportional emphasis placed on each are set by the Board of Directors after considering management input and our overall strategic objectives. The Board of Directors, upon recommendation of the compensation committee, determines the level of achievement of the corporate goals for each year. The actual bonuses awarded in any year, if any, may be more or less than the target, depending on the achievement of corporate objectives and may also vary based on other factors at the discretion of the Board of Directors.
For 2024, the corporate goals fell into the following categories: achievement of product development, partnering objectives; device platform and manufacturing activities, financial measures; and organizational progress. The Board of Directors recognized management’s performance in achieving certain of our 2024 corporate goals, including in particular our development of the RaniPill HC device and manufacturing goals, and exercised its discretion not to award any performance-based bonuses for 2024.
401(k) Plan
Eligible employees are permitted to participate in the Company’s 401(k) Plan (“401(k) Plan”). Plan participants are able to defer eligible compensation subject to applicable annual limits pursuant to the Internal Revenue Code of 1986, as amended (the “Code”). The 401(k) Plan is intended to be qualified under Section 401(a) of the Code with the 401(k) Plan’s related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) Plan and earnings on those contributions are not taxable to our employees until distributed from the 401(k) Plan. Participation in the 401(k) Plan is offered for the benefit of U.S. employees, including the Company’s Named Executive Officers, who satisfy certain eligibility requirements.
Clawbacks
As a public company, if we are required to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws as a result of misconduct, the executive officers may be legally required to reimburse our Company for any bonus or other incentive-based or equity-based compensation they receive in accordance with the provisions of section 304 of the Sarbanes-Oxley Act of 2002, as amended. Additionally, we have implemented a Dodd-Frank Act-compliant clawback policy, as required by SEC rules.
Potential Payments Upon Termination or Change in Control
Each of our Named Executive Officers has been granted options and restricted stock unit awards that are subject to the terms of the 2021 Plan. Stock awards granted under the 2021 Plan may be subject to acceleration of vesting and exercisability upon or after a Change in Control (as defined in the 2021 Plan) as may be provided in the applicable award agreement or in any other written agreement between us or any affiliate and the participant, but in the absence of such provision, no such acceleration will automatically occur.
Severance and Change in Control Plan
Each of our Named Executive Officers is eligible to receive benefits under the terms of the Company’s Severance and Change in Control Plan adopted by the Board of Directors on June 17, 2021 (the “Severance Plan”).
The Severance Plan provides for severance and change in control benefits to the executive officers upon (i) a “change in control termination” or (ii) a “regular termination” (each as described below). Upon a change in control termination, each of our executive officers is entitled to a lump sum payment equal to a portion of his base salary (18 months for Talat Imran and 12 months for each of Dr. Hashim and Mr. Sanford), a lump sum payment equal to 150% (for Talat Imran) or 100% (for each of Dr. Hashim and Mr. Sanford) of his annual target cash bonus, payment of group health insurance premiums for a period of 18 months (for Talat Imran) and 12 months (for each of Dr. Hashim and Mr. Sanford) and accelerated vesting of outstanding time-vesting equity awards. Upon a regular termination, each of the executive officers is entitled to continued payment of his base salary for a period 12 months

(for Talat Imran) and nine months (for each of Dr. Hashim and Mr. Sanford) and payment of group health insurance premiums for a period of 12 months (for Talat Imran) and nine months (for each of Dr. Hashim and Mr. Sanford). All severance benefits under the Severance Plan are subject to the executive officer’s execution of an effective release of claims against us.
For purposes of the Severance Plan, a “regular termination” is an involuntary termination (i.e., a termination without “cause” (and not as a result of death or disability) or a resignation for “good reason,” each as defined in the Severance Plan) that does not occur during the period of time beginning three months prior to, and ending 12 months following, a “change in control” (as defined in the 2021 Plan), or the “change in control period.” A “change in control termination” is a regular termination that occurs during the change in control period.
Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information
From time to time, we grant stock options to our employees, including the Named Executive Officers. Historically, we have granted new-hire option awards at the regularly scheduled meeting of the Board of Directors occurring after the new hire’s employment start date or for employees below Vice President level, at the end of the month following a new hire’s employment start date, if sooner, and annual employee option grants in the first quarter of each fiscal year, which annual grants are typically approved at the regularly scheduled meeting of the Board of Directors occurring in such quarter. Our typical practice is to grant annual employee stock options on the day the options are approved. Also, non-employee directors receive automatic grants of initial and annual stock option awards, at the time of a director’s initial appointment or election to the board and at the time of each annual meeting pursuant to the non-employee director compensation policy, as further described under the heading, “Director Compensation—Board Compensation” below. We do not otherwise maintain any written policies on the timing of awards of stock options, stock appreciation rights, or similar instruments with option-like features. The Compensation Committee and Board of Directors considers whether there is any material nonpublic information (“MNPI”) about the Company when determining the timing of stock option grants and does not seek to time the award of stock options in relation to the Company’s public disclosure of MNPI. We have not timed the release of MNPI for the purpose of affecting the value of executive compensation.
During the fiscal year ended December 31, 2024, our Named Executive Officers were awarded stock options, in the period beginning four business days before the filing of a periodic report on Form 10-Q or Form 10-K or the filing or furnishing of a current report on Form 8-K that disclosed material nonpublic information and ending one business day after the filing or furnishing of such report as set forth in the table below.

Name (a)	Grant date (b)(1)	Number of securities underlying the award (c)	Exercise price of the award ($/Sh) (d)	Grant date fair value of the award (e)
Percentage change in the closing
market price of the securities
underlying the award between
the trading day ending
immediately prior to the
disclosure of material nonpublic
information and the trading day
beginning immediately following
the disclosure of material
nonpublic information(2)
(f)

Talat Imran	3/21/24	1,085,000	3.60	$2,936,227	1.4%
Mir Hashim	3/21/24	323,500	3.60	$875,456	1.4%
Svai Sanford	3/21/24	323,500	3.60	$875,456	1.4%

(1)	These stock option awards were granted at a regularly scheduled meeting of the Board of Directors.
(2)
This represents the percentage change in the closing market price of the common stock between the trading day ending immediately prior to the disclosure of material nonpublic information (March 19, 2024) and the trading day beginning immediately following the disclosure of material nonpublic information (March 21, 2024). On March 20, 2024, we filed our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and a current report on Form 8-K related to our financial results for the fourth quarter and fiscal year ended December 31, 2023.

Director Compensation
The following table shows for the fiscal year ended December 31, 2024 certain information with respect to the compensation of all directors of the Company, except Talat Imran, our Chief Executive Officer. Directors who are also our employees receive no additional compensation for their service as directors. Talat Imran did not receive any additional compensation for his services as a director in 2024. The compensation of Talat Imran is set forth above in the section titled “Executive Compensation.”
Director Compensation for Fiscal Year 2024

Name	Fees Earned or Paid in Cash ($)	Option Awards(1)(2) ($)	Total ($)
(a)	(b)	(d)	(h)
Dennis Ausiello	$24,500	$183,245	$207,745
Andrew Farquharson	$22,500	$183,245	$205,745
Maulik Nanavaty	$33,750	$183,245	$216,995
Jean-Luc Butel	$31,250	$183,245	$214,495
Laureen DeBuono	$52,500	$183,245	$235,745
Lisa Rometty	$25,113	$183,245	$208,358
Mir Imran	$40,000	$183,245	$223,245

(1)
Amounts reflect the aggregate grant date fair value of options to purchase our Class A common stock granted to our non-employee directors during 2024 under our 2021 Plan, each computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. The assumptions used in calculating the grant date fair value of the award disclosed in this column are set forth in the notes to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024. These amounts do not correspond to the actual value that may be recognized by the non-employee directors.

(2)	The following table provides information regarding the aggregate number of equity awards granted to our non-employee directors that were outstanding as of December 31, 2024:

Name	Option Awards Outstanding at Year-End
Dennis Ausiello	272,009
Andrew Farquharson	192,692
Maulik Nanavaty	272,009
Jean-Luc Butel	328,588
Laureen DeBuono	328,588
Lisa Rometty	216,425
Mir Imran	192,692

Board Compensation
The Board of Directors has adopted a non-employee director compensation policy, effective as of the Company’s initial public offering, pursuant to which each of the directors who is not an employee or consultant of the Company will be eligible to receive compensation for service on the Board of Directors and committees of the Board of Directors. In 2024, as part of its engagement, the Company’s compensation consultant, Radford, was requested by the Compensation Committee to develop a comparative group of companies and to perform analyses of competitive equity compensation with respect to directors. Radford ultimately developed recommendations that were presented to the Compensation Committee for consideration. Following an active dialogue with Radford, the Compensation Committee recommended that the Board of Directors approve the recommendations of Radford. In March 2024, the non-employee director compensation policy was amended to change the basis of the calculation of annual and new director stock option grants from a dollar amount (grant date fair value of $300,000 for the annual grant and $600,000 for the initial grant) to a fixed number of shares (50,000 shares for the annual grant and 100,000 for the initial grant) underlying the option grants.
Each non-employee director will receive an annual cash retainer of $45,000 for serving on the Board of Directors, and the chairperson and/or lead independent director of the Board of Directors will each receive an additional annual cash retainer of $35,000. The chairperson of the Audit Committee will be entitled to an annual service retainer of $20,000, and each other member of the Audit Committee will be entitled to an annual service retainer of $7,500. The chairperson of the Compensation Committee will be entitled to an annual service retainer of $15,000, and each other member of the Compensation Committee will be entitled to an annual service retainer of $5,000. The chairperson of the Nominating and Corporate Governance Committee will be entitled to an annual service retainer of $10,000, and each other member of the Nominating and Corporate Governance Committee will be entitled to an annual service retainer of $4,000. All annual cash compensation amounts will be payable in equal quarterly installments in arrears, on the last day of each fiscal quarter for which the service occurred, pro-rated for any partial months of service. In November 2023, the Board of Directors approved a 50% reduction in the cash compensation otherwise payable to the non-employee directors of the Board under the non-employee director compensation policy for 2024 or until such time as we receive gross proceeds of $50,000,000 or more from equity financing and/or one or more non-dilutive strategic, licensing or partnering transactions (the “Threshold”). In November 2024, the Board of Directors approved to extend the reduction in annual cash compensation of the Board through December 31, 2025 or until the Threshold is met.
In accordance with our non-employee director compensation policy, as amended in March 2024, on the date of each annual meeting of our stockholders, each continuing non-employee director will receive an option to purchase 50,000 shares of Class A common stock of the Company under the 2021 Plan. In 2024, each non-employee director received a non-statutory stock option to purchase 50,000 shares of Class A common stock with an exercise price of $5.00 per share. The number of shares purchasable under any annual option grant to a non-employee director who is elected or appointed on a date other than the date of an annual meeting of the stockholders will be prorated to reflect the time between the date of such director’s election or appointment and the date of such first annual stockholder meeting. The shares subject to annual option grants will vest upon the earlier of the first anniversary of the grant date or the date of the next annual meeting of stockholders, subject to the non-employee director’s continuous service with the Company through the vesting date.
Each new non-employee director who joins the Board of Directors will be granted an option to purchase 100,000 shares of Class A common stock of the Company under the 2021 Plan. The shares subject to this option will vest over a three-year period, with one-third of the shares subject to the option vesting on the first anniversary of the grant date and one thirty-sixth of the shares subject to the option vesting each month thereafter, subject to the non-employee director’s continuous service with the Company through each vesting date.
All options granted under the non-employee director compensation policy will vest upon a change in control of the Company, subject to the non-employee director’s continuous service with the Company through the date of such change in control. The exercise price per share of each option granted under the non-employee director compensation policy will be equal to the closing price of the Company’s Class A common stock on Nasdaq on the date of grant. Each option will have a term of ten years from the grant date, subject to earlier termination in connection with a termination of the non-employee director’s continuous service with the Company.
In addition, the Company will reimburse non-employee directors for ordinary, necessary and reasonable out-of-pocket travel expenses to cover in-person attendance at and participation in board and committee meetings.

TRANSACTIONS WITH RELATED PERSONS AND INDEMNIFICATION
Related Person Transactions Policy and Procedures
In June 2021, the Company adopted a written Related-Person Transactions Policy that sets forth the Company’s policies and procedures regarding the identification, review, consideration and approval or ratification of “related persons transactions.” For purposes of the Company’s policy only, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company and any “related person” are participants in which the amount involved exceeds (a) $120,000 or (b) if the Company qualifies as a “smaller reporting company” under the rules and regulations of the Securities and Exchange Commission, the lesser of (x) $120,000 or (y) 1% of the average of the Company’s total assets at year-end for the last two completed fiscal years. Transactions involving compensation for services provided to the Company as an employee, director, consultant or similar capacity by a related person are not covered by this policy. A related person is any executive officer, director, or more than 5% stockholder of the Company, including any of their immediate family members, and any entity owned or controlled by such persons.
Certain Related Person Transactions
The following is a summary of transactions since January 1, 2023, to which the Company has been a participant in which the amount involved exceeded or will exceed $120,000, and in which any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest, other than compensation arrangements which are described in the sections titled “Executive Compensation” and “Director Compensation.”
ICL is wholly-owned by the Company’s founder and Chairman and his family. The founder and Chairman is the father of the Company’s Chief Executive Officer. The Company’s Chief Scientific Officer is the brother of the founder and Chairman and thus uncle of the Company’s Chief Executive Officer.
Service Agreements
In June 2021, Rani LLC entered into a service agreement with ICL effective retrospectively to January 1, 2021, and subsequently amended such agreement in March 2022 (as amended, the “Rani LLC-ICL Service Agreement”), pursuant to which Rani LLC and ICL agreed to provide personnel services to the other upon requests. Under the amendment in March 2022, Rani LLC had a right to occupy certain facilities leased by ICL in Milpitas, California and San Antonio, Texas (“Occupancy Services”) for general office, research and development, and light manufacturing. The Rani LLC-ICL Service Agreement has a twelve-month term and will automatically renew for successive twelve-month periods unless terminated; except that the Occupancy Services in Milpitas, California had a term until February 2024, following an extension granted in July 2022, and the Occupancy Services in San Antonio, Texas continue until either party gives six months’ notice of termination. Except for the Occupancy Services, Rani LLC or ICL may terminate services under the Rani LLC-ICL Service Agreement upon 60 days' notice to the other party. The Rani LLC-ICL Service Agreement specifies the scope of services to be provided as well as the methods for determining the costs of services. Costs are billed or charged on a monthly basis by ICL or Rani LLC, respectively. In December 2023, Rani LLC provided to ICL notice of termination of the Occupancy Services in San Antonio, which took effect in June 2024. In March 2024, the Company extended the Occupancy Services for the facility in Milpitas, California for an additional six-month term through August 2024 and increased the payment for such Occupancy Services during the extension period. The Occupancy Services for the facility in Milpitas, California expired in August 2024.
In June 2021, RMS entered into a service agreement with ICL effective retrospectively to January 1, 2021, pursuant to which ICL agreed to rent a specified portion of its facility in San Jose, California to RMS. Additionally, RMS and ICL agreed to provide personnel services to the other upon requests based on rates specified in the agreement. In April 2022, RMS assigned the agreement to Rani LLC. In December 2022, RMS was dissolved. In March 2024, the Company entered into an amendment to increase the Occupancy Services from 23,000 square feet to 24,000 square feet (such agreement, as assigned and amended, the “RMS-ICL Service Agreement”). The RMS-ICL Service Agreement has a twelve-month term and will automatically renew for successive twelve-month periods unless terminated. Rani LLC or ICL may terminate services under the RMS-ICL Service Agreement upon 60 days' notice to the other party, except for occupancy which requires six months’ notice. The RMS-ICL Service Agreement specifies the scope of services to be provided as well as the methods for determining the costs of services. Costs are billed or charged on a monthly basis by ICL or Rani LLC, respectively, as well as allocations of expenses based upon Rani LLC’s utilization of ICL’s facilities and equipment.

The table below details the amounts charged by ICL for services and rent, net of the amount that the Company charged ICL, which is included in the consolidated statements of operations (in thousands):

	Year Ended December 31,
	2024	2023
Research and development	$954	$1,254
General and administrative	173	254
Total	$1,127	$1,508

As of December 31, 2024, one of the Company’s facilities was owned by an entity affiliated with the Company’s Chairman. The Company pays for the use of these facilities through the RMS-ICL Service Agreement.
Exclusive License, Agreement
In June 2021, ICL and the Company, through Rani LLC, entered into an Amended and Restated Exclusive License Agreement which replaced the 2012 Exclusive License Agreement between ICL and Rani LLC, as amended in 2013, and terminated the 2012 Intellectual Property Agreement between ICL and Rani LLC, as amended in June 2013. Under the Amended and Restated Exclusive License Agreement, the Company has a fully paid, exclusive license under certain scheduled patents related to optional features of the device and certain other scheduled patents to exploit products covered by those patents in the field of oral delivery of sensors, small molecule drugs or biologic drugs including, any peptide, antibody, protein, cell therapy, gene therapy or vaccine. The Company covers patent-related expenses and, after a certain period, the Company will have the right to acquire four specified United States patent families from ICL by making a one-time payment of $0.3 million to ICL for each United States patent family that the Company desires to acquire, up to $1.0 million in the aggregate. This payment will not become an obligation until the fifth anniversary of the Amended and Restated Exclusive License Agreement. The Amended and Restated Exclusive License Agreement will terminate when there are no remaining valid claims of the patents licensed under the Amended and Restated Exclusive License Agreement. Additionally, the Company may terminate the Amended and Restated Exclusive License Agreement in its entirety or as to any particular licensed patent upon notification to ICL of such intent to terminate.
Non-Exclusive License Agreement between Rani and ICL (“Non-Exclusive License Agreement”)
In June 2021, the Company, through Rani LLC, entered into the Non-Exclusive License Agreement with ICL a related party, pursuant to which the Company granted ICL a non-exclusive, fully-paid license under specified patents that were assigned from ICL to the Company. Additionally, the Company agreed not to license these patents to a third party in a specific field outside the field of oral delivery of sensors, small molecule drugs or biologic drugs including, any peptide, antibody, protein, cell therapy, gene therapy or vaccine, if ICL can prove that it or its sublicensee has been in active development of a product covered by such patents in that specific field. ICL may grant sublicenses under this license to third parties only with the Company’s prior approval. The Non-Exclusive License Agreement will continue in perpetuity unless earlier terminated.
Intellectual Property Agreement with Mir Imran (the “Mir Agreement”)
In June 2021, the Company, through Rani LLC, entered into the Mir Agreement, pursuant to which the Company and Mir Imran agreed that the Company would own all intellectual property conceived (i) using any of the Company’s people, equipment, or facilities or (ii) that is within the field of oral delivery of sensors, small molecule drugs or biologic drugs including, any peptide, antibody, protein, cell therapy, gene therapy or vaccine. Neither the Company nor Mir Imran may assign the Mir Agreement to any third party without the prior written consent of the other party. The initial term of the Mir Agreement is three years, which can be extended upon mutual consent of the parties. The Mir Agreement may be terminated by either party for any reason within the initial three-year term upon providing three months’ notice to the other party. In June 2024, the parties agreed to extend the term of the Mir Agreement by ninety (90) days. The Mir Agreement expired in September 2024. Expiration of the Mir Agreement does not affect the assignment to, and ownership by, the Company of intellectual property conceived during the term of the Mir Agreement.
Tax Receivable Agreement
In August 2021, in connection with the Company’s initial public offering (“IPO”) and organizational transactions at the time of the IPO, the Company entered into a tax receivable agreement (“TRA”). ICL is a party to the TRA. The

TRA provides that the Company pay to the entities and individuals who are party to the TRA 85% of the amount of tax benefits, if any, it is deemed to realize from exchanges of Paired Interests. During the years ended December 31, 2024 and 2023, these parties to the TRA exchanged zero Paired Interests, respectively, that resulted in tax benefits subject to the TRA.
Registration Rights Agreement
In connection with the IPO, the Company entered into a Registration Rights Agreement. ICL and its affiliates and certain holders of the Company’s Class A common stock considered to be related parties are parties to this agreement and holders of registration rights under the agreement. The Registration Rights Agreement provides certain registration rights whereby holders of the registration rights can require the Company to register under the Securities Act of 1933, as amended (the “Securities Act”) shares of Class A common stock issuable to ICL and its affiliates upon, at the Company’s election, redemption or exchange of their Paired Interests. The Registration Rights Agreement also provides for piggyback registration rights.
Rani LLC Agreement
The Company operates its business through Rani LLC. In connection with the IPO, the Company and parties continuing to hold interests in Rani LLC (“LLC Interests”), including ICL and its affiliates, entered into the Rani LLC Agreement. The governance of Rani LLC, and the rights and obligations of the holders of LLC Interests, are set forth in the Rani LLC Agreement. As holders of LLC Interests, ICL and its affiliates are entitled to exchange, subject to the terms of the Rani LLC Agreement, Paired Interests for Class A common stock of the Company; provided that, at the Company’s election, the Company may effect a direct exchange of such Class A common stock or make a cash payment equal to a volume weighted average market price of one share of Class A common stock for each Paired Interest redeemed.
During the years ended December 31, 2024 and 2023, certain related parties that are party to the Rani LLC Agreement exchanged zero Paired Interests, respectively, for an equal number of shares of the Company's Class A common stock.
Indemnification
The Company provides indemnification for its directors and executive officers so that they will be free from undue concern about personal liability in connection with their service to the Company. Under the Company’s Bylaws, the Company is required to indemnify its directors and executive officers to the extent not prohibited under Delaware or other applicable law. The Company has also entered into indemnity agreements with certain officers and directors. These agreements provide, among other things, that the Company will indemnify the officer or director, under the circumstances and to the extent provided for in the agreement, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the fullest extent permitted under Delaware law and the Company’s Bylaws.

HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other annual meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other annual meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are Rani Holdings stockholders will be “householding” the Company’s proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or Rani Holdings. Direct your written request to:
Rani Therapeutics Holdings, Inc., Secretary
2051 Ringwood Avenue
San Jose, California 95131
408-457-3700
Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS
The Board of Directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

/s/ Talat Imran
Talat Imran
Chief Executive Officer
April 16, 2025

A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2024 is available without charge upon written request to:
Rani Therapeutics Holdings, Inc., Secretary
2051 Ringwood Avenue
San Jose, California 95131

RANI THERAPEUTICS

SCAN TO
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VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** **or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V72625-P29562

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

RANI THERAPEUTICS HOLDINGS, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of the eight nominees for director named below to hold office as members of the Board of Directors until the 2026 Annual Meeting of Stockholders.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Talat Imran
02) Mir Imran
03) Dennis Ausiello
04) Lisa Rometty
05) Jean-Luc Butel
06) Laureen DeBuono
07) Andrew Farquharson
08) Maulik Nanavaty

The Board of Directors recommends you vote FOR the following proposal:

NOTE: In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

V72626-P29562

RANI THERAPEUTICS HOLDINGS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS
MAY 28, 2025

The undersigned stockholder(s) hereby acknowledge(s) receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 16, 2025, and hereby appoint(s) Talat Imran and Svai Sanford, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Rani Therapeutics Holdings, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held virtually at www.virtualshareholdermeeting.com/RANI2025 at 8:00 a.m. Pacific Time on Wednesday, May 28, 2025, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, FOR PROPOSAL 2, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE